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                              AMENDED AND RESTATED
              STATEMENT OF RIGHTS, DESIGNATIONS AND PREFERENCES OF
                    VARIABLE RATE CUMULATIVE PREFERRED STOCK,
                      SERIES E-7 PURSUANT TO RCW 23B.06.020


1.       Name of corporation: Metropolitan Mortgage & Securities Co., Inc.

2. Copy of resolution establishing and designating Variable Rate of Cumulative Preferred Stock, Series E-7, and determining the relative rights and preferences thereof: Attached hereto.

3. The undersigned does hereby certify that the attached resolution was duly adopted by the Board of Directors of the corporation on April 28, 1997 and amended on October 22, 2001.

                                       /s/ Reuel Swanson
                                       -------------------------------------
                                       Reuel Swanson, Secretary




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                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                PREFERRED STOCK SERIES E-7 AUTHORIZING RESOLUTION


         Resolved, that pursuant to the authority expressly granted and vested in the Board of Directors (the "Board") of this Corporation by its Articles of Incorporation, as amended, a sub-series of Preferred Stock, Series E of the Corporation be, and is hereby, established which shall be designated "Variable Rate Cumulative Preferred Stock, Series E-7", par value $2.50 per share (hereafter called "Preferred Stock"), which shall have rights, preferences, qualifications and restrictions as follows:

         1. DIVIDENDS.

                  a) Dividends (or other distributions deemed dividends for purposes of this resolution) on the issued and outstanding shares of Preferred Stock shall be declared and paid monthly at a percentage rate per annum of the liquidation preference of $25.00 per share equal to the "Applicable Rate," as hereinafter defined, or such greater rate as may be determined by the Board. Notwithstanding the foregoing, the Applicable Rate for any monthly dividend period shall, in no event, be less than 6% per annum or greater than 14% per annum. Such dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board, on such dates as the Board deems advisable, but at least once a year, commencing May 1, 1997. Each such dividend shall be paid to the holders of record of shares of Preferred Stock as they appear on the stock register of the Corporation on such record date as shall be fixed by the Board in advance of the payment date thereof. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date as shall be fixed by the Board in advance of the payment date thereof.

                  b) Except as provided below in this section, the Applicable Rate for any monthly dividend period shall be the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate (each as defined in Exhibit A attached hereto and incorporated by reference herein) plus one half of one percentage point. In the event that the Board determines in good faith that for any reason one or more of such rates cannot be determined for any dividend period, than the Applicable Rate for such dividend period shall be the higher of whichever of such rates can be so determined. In the event that the Board determines in good faith that none of such rates can be determined for any dividend period, then the Applicable Rate in effect for the preceding dividend period shall be continued for such dividend period. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

                  c) No dividend shall be paid upon, or declared or set apart for, any share of Preferred Stock for any Dividend Period unless at the same time a like dividend shall be paid upon, or be declared and set apart for, all shares of Preferred Stock then issued and outstanding and all shares of all other series of preferred stock then issued and outstanding and entitled to receive dividends. Holders of Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends as herein provided. No


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interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears on Preferred Stock.

                  d) Dividends payable for each full monthly Dividend Period shall be computed by dividing the Applicable Rate for such monthly Dividend Period by twelve and applying such rate against the liquidation preference of $25.00 per share. Dividends shall be rounded to the nearest whole cent. Dividends payable for any period less than a full monthly Dividend Period shall be computed on the basis of 30 day months and a 360 day year. The Applicable Rate with respect to each monthly Dividend Period shall be calculated as promptly as practicable by the Corporation according to the method provided herein. The Corporation will cause notice of such Applicable Rate to be enclosed with the dividend payment check next mailed to the holders of shares of Preferred Stock.

                  e) So long as any shares of Preferred Stock are outstanding, (i) no dividend (other than a dividend in common stock or in any other stock ranking junior to Preferred Stock as to dividends and upon liquidation and other than as provided in the foregoing section 1(c)) shall be declared or paid or set aside for payment; (ii) no other distribution shall be declared or made upon common stock or upon any other stock ranking junior to or on a parity with Preferred Stock as to dividends or upon liquidation; and (iii) no common stock or any other stock of the Corporation ranking junior to or on a parity with Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired by the Corporation for any consideration (or any monies paid to or made available for a sinking fund for the redemption of any shares of any such stock) except by conversion into or exchange for stock of the Corporation ranking junior to Preferred Stock as to dividends and upon liquidation unless, in each case, the full cumulative dividends on all outstanding shares of Preferred Stock shall have been paid or declared and set apart for all past dividend payment periods.

                  f) The holders of Preferred Stock shall be entitled to receive, when and as declared by the Board, dividend distributions out of the funds of the Corporation legally available therefor. Any distribution made which may be deemed to have been made out of the capital surplus of Preferred Stock shall not reduce either the redemption process or the liquidation rights as hereafter specified.

         2. REDEMPTION.

                  a) The Corporation, at its option, may redeem shares of Preferred Stock, in whole or in part, at any time or from time to time, at redemption prices hereafter set forth plus accrued and unpaid dividends to the date fixed for redemption.

                           (i) In the event of a redemption of shares
pursuant to this subsection the redemption price shall be $25.00 per share in the event of redemption anytime after December 31, 1996.

                           (ii) In the event that fewer than all of the
outstanding shares of Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Corporation and the shares to be redeemed shall be determined by lot, or pro rata, or by any other method, as may be determined by the Corporation in its sole discretion to be equitable.


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                           (iii) In the event that the Corporation shall
redeem shares hereunder, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as it appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                           (iv) Notice having been mailed as aforesaid, from
and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares so called for redemption shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates representing shares redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  b) Discretionary Redemption Upon Request of the Holder: The shares of Preferred Stock are not redeemable at the option of the holder. If, however, the Corporation receives an unsolicited written request for redemption of shares from any holder, the Corporation may, in its sole discretion and subject to the limitations described below, accept such shares for redemption. Any shares so tendered, which the Corporation in its discretion, allows for redemption, shall be redeemed by the Corporation directly, and not from or through a broker or dealer, at a price established by time to time by the Board of Directors in its sole discretion, plus any accrued but unpaid dividends to date.

         For a period of three years from the date of initial sale of each share of Preferred Stock, any such optional redemption of such share shall occur only upon the death or major medical emergency of the holder or any joint holder of the share requested to be redeemed. Any optional redemption of a share in any calendar year after the third year from the date of sale of the share, not arising from the death or medical emergency of the holder or any joint holder shall occur only when the sum of all optional redemptions (including those arising out of the death or medical emergency of the holder or any joint holder) of shares of Preferred Stock during that calendar year shall not exceed 10% of the number of shares of Preferred Stock outstanding at the end of the preceding calendar year. In the event the 10% limit is reached in any calendar year, the only redemption which may thereafter occur during that calendar year shall be those arising from the death or medical emergency of the holder or any joint holder; provided, however, that to the extent that total optional redemptions in any calendar year do not reach the 10% limit, the amount by which such optional redemptions shall fall short of the 10% limit may be carried over into ensuing years; and provided further that to the extent that all redemptions, including those involving the death or medical emergency of the holder or any joint holder, exceed the 10% in any year, the amount by which such redemptions exceed the 10% limit shall reduce the limit in the succeeding year for limiting redemptions not involving the death or medical emergency of a


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holder or any joint holder. In no event shall such optional redemptions of all types in a single calendar year exceed 20% of the number of shares of Preferred Stock outstanding at the end of the preceding calendar year.

         The Corporation may not redeem any such shares tendered for redemption if to do so would be unsafe or unsound in light of the Corporation's financial condition (including its liquidity position); if payment of interest or principal on any outstanding instrument of indebtedness is in arrears or in default; or if payment of any dividend on Preferred Stock or share of any stock of the Company ranking at least on a parity therewith is in arrears as to dividends.

                  c) Any shares of Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are designated as part of a particular series by the Board.

                  d) Notwithstanding the foregoing provisions of this Section 2, if any dividends on Preferred Stock are in arrears, no shares of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding shares of Preferred Stock.

         3. CONVERSION OR EXCHANGE. The holders of shares of Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or series of any class of securities of the Corporation.

         4. VOTING. Except as required from time to time by law, the shares of Preferred Stock shall have no voting powers. Provided, however, not withstanding the foregoing, that whenever and as often as dividends payable on any shares of Preferred Stock shall be in arrears in an amount equal to twenty-four full monthly dividends or more per share, the holders of Preferred Stock, together with the holders of Preferred Stock, Series C, D, E-1, E-2, E-3, E-4, E-5 & E-6 and any other preferred stock hereafter authorized, voting separately and as a single class shall be entitled to elect a majority of the Board of Directors of the Corporation. Such right shall continue until all dividends in arrears on preferred stock have been paid in full. In addition, no change in the rights, privileges or preferences of the Preferred Stock may be made without the approval of the holders of at least two-thirds of the then outstanding Preferred Stock, voting together as a class. Further, no new class of preferred stock senior to the Preferred Stock may be created by the Corporation without the approval by the holders of at least two-thirds of the then outstanding Preferred Stock, voting together as a class. Further, no new class of preferred stock equal in preference to the Preferred Stock may be created by the Corporation without the approval by the holders of at least a majority of the then outstanding Preferred Stock, voting together as a class.


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         5. LIQUIDATION RIGHTS.

                  a) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made on the Common Stock, or on any other class of stock ranking junior to Preferred Stock, upon liquidation, the amount of $25.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

                  b) Neither the sale, lease or conveyance of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this section.

                  c) After the payment to the holders of the shares of Preferred Stock of the full preferential amounts provided for in this Section, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

                  d) In the event the assets of the Corporation available for distribution to the holders of shares of Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section, no such distribution shall be made on account of any shares or any other series of Preferred Stock or any other class of stock ranking on a parity with the shares of Preferred Stock upon such dissolution, liquidation or winding up, unless proportionate distributive amounts shall be paid on account of the shares of Preferred Stock, ratably in accordance with the sums which would be payable in such distribution if all sums payable in respect of the shares of all series of Preferred Stock and any such other class of stock as aforesaid were discharged in full.

         6. PRIORITIES. For purposes of this Resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                  a) Prior to the shares of Preferred Stock, either as to dividends or upon liquidation if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Preferred Stock.

                  b) On a parity with shares of Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of Preferred Stock, if the holder of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holder of such stock and the holders of Preferred Stock; and


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                  c) Junior to shares of Preferred Stock, either as to
dividends or upon liquidation, if the holders of shares of Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

         7. SHARES NON-ASSESSABLE. Any and all shares of Preferred Stock issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

         8. PRE-EMPTIVE RIGHTS. Holders of Preferred Stock shall have no preemptive rights to acquire additional shares of Preferred Stock.




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                                    EXHIBIT A

         Treasury Bill Rate

         Except as provided below in this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of the dividend period for which the dividend rate on Preferred Stock Series E-7, is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for the related dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company.


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         Ten Year Constant Maturity Rate

         Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of the dividend period for which the dividend rate on Preferred Stock, Series E-7 is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special securities (as defined below)) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company.

         Twenty Year Constant Maturity Rate

         Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the ten calendar days immediately preceding the first day of the dividend period for which the dividend rate on Preferred Stock, Series E-7 is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be


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the arithmetic average of the two most recent weekly per annum Twenty Year
Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Twenty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Company by at least three recognized primary U.S. Government securities dealers selected by the Company.

         As used herein, the term "Calendar Period" means a period of 14 calendar days; the term "Special Securities" means securities which may, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced too reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 20 years).


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